SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                December 11, 2003

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission                IRS Employer
jurisdiction                      File Number               Identification
of incorporation                                            Number

Delaware                            1-3492                  No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On December 11, 2003 registrant issued a press release entitled "Halliburton Defends Work for Troops and the Iraqi People."

         The text of the press release is as follows:

         Halliburton defends work for troops and the Iraqi people

   HOUSTON, Texas - "We expect and want continuing reviews and audits that detail our work in Iraq. We welcome a thorough review of any and all of our government contracts," said Dave Lesar, chairman, president and chief executive officer, Halliburton. "Any contract that is this large and grows this fast is, of course, going to be subject to question. We will work with all government agencies to establish that our contracts are not only good for the United States, but also the company is the best and most qualified contractor to perform these difficult and dangerous tasks."

   There were two specific issues addressed in the DCAA briefing.

   Regarding fuel charges:
   The Army Corps of Engineers directed Halliburton to buy and deliver fuel from Kuwait. The company sought and received bids from four suppliers. Only one met the Corps' specifications and that is the one we, and the Corps, chose.

   Halliburton has repeatedly tried to transfer the fuel delivery mission to a local supplier because it is dangerous for our people. So far, no one, including the Corps or the CPA, has been able to find a replacement for Halliburton. Halliburton only makes a few cents on the dollar when fuel is delivered from Kuwait to Iraq.

   As the fuel overcharging allegations have surfaced in recent months, the Army Corps of Engineers, which oversees the Halliburton contract, said Wednesday ongoing audits have shown no signs of overcharging or any other impropriety.

   Regarding cafeteria services Halliburton delivers to the soldiers:
   The unidentified Pentagon source appears to be talking about a proposal not an invoice regarding the construction of cafeteria facilities. This is not an invoice that Halliburton has sent to the Defense Department. It is certainly unusual, unprecedented and disturbing that "sources" are publicly criticizing proposals that have not been approved and money that has not been spent.

   We are proud to serve our troops, providing things like food, phones and the comforts of home. And, we are resolved to assist the people of Iraq by providing essentials like fuel for homes and transportation.

   It is important to understand that the questions in themselves are a normal part of the audit process and not a condemnation of KBR processes. It is also important to understand the difference between fact and allegations. It is not fact that KBR has overcharged. KBR has acted in full accordance with its fiduciary and contractual responsibilities under the contract.

   For more than 60 years, during both Democrat and Republican administrations, Halliburton has a record of service to the defense of the United States. We built war ships for the Navy in World War II, and we recently supported troops in Somalia, Rwanda and Haiti. In the first Gulf War, we helped bring half the oil wells under control in Kuwait. Halliburton employees are prepared to meet the challenge regardless of the difficulties and risks involved.

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   Halliburton,  founded in 1919,  is one of the world's  largest  providers  of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company's World Wide Web site can be accessed at www.halliburton.com.

                                       ###

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     December 12, 2003            By: /s/ Margaret E. Carriere
                                          -----------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary